EXHIBIT 5.1

[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

July 29, 2011

Northern Trust Corporation

50 South LaSalle Street

Chicago, Illinois 60603

RE: Northern Trust Corporation Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Northern Trust Corporation, a Delaware corporation (the “Company”), in connection with the automatic shelf registration statement on Form S-3 to be filed on the date hereof by the Company (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to, among other things, the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Act, of the following securities: (a) by the Company of (i) shares of common stock, par value $1.66-2/3 per share (the “Common Stock”), (ii) shares of one or more series of preferred stock (the “Preferred Stock”), (iii) one or more series of debt securities (the “Debt Securities”), which may be issued pursuant to either (y) the Junior Subordinated Indenture, dated as of January 1, 1997, between the Company and The Bank of New York Mellon Trust Company, N.A., as successor to The First National Bank of Chicago, as trustee (the “Junior Indenture”) or (z) the Indenture dated as of August 15, 2006, between the Company and The Bank of New York Mellon Trust Company, N.A., as successor to JPMorgan Chase Bank, National Association, as trustee (the “Senior Indenture” and, together with the Junior Indenture and any related supplements to the Senior Indenture or Junior Indenture, the “Indentures”) (The Bank of New York Mellon Trust Company, N.A. is herein referred to as the “Trustee”), (iv) warrants to purchase Common Stock, Preferred Stock, Debt Securities or other securities of the Company (the “Warrants”) pursuant to one or more warrant agreements (each, a “Warrant Agreement”) proposed to be entered into between the Company and a bank or trust company, as warrant agent, to be named in the applicable Warrant Agreement (each, a “Warrant Agent”), (v) stock purchase contracts and/or stock repurchase contracts relating to the Common Stock, Preferred Stock or other securities of the Company (the “Stock Purchase Contracts”) obligating the holders thereof to purchase from or sell to the Company, and

Northern Trust Corporation

the Company to sell to or purchase from such holders, Common Stock, Preferred Stock or other securities of the Company at a future date or dates, which may be issued under one or more purchase contract agreements (each, a “Stock Purchase Contract Agreement”) proposed to be entered into by the Company and a purchase contract agent or agents to be named therein (each, a “Stock Purchase Contract Agent”), (vi) stock purchase units consisting of Stock Purchase Contracts and other securities (the “Stock Purchase Units”), which may be issued under one or more agreements (each, a “Stock Purchase Unit Agreement”) proposed to be entered into by the Company and an agent or agents to be named therein (each, a “Stock Purchase Unit Agent”) and (vii) guarantees of payments of distributions by a Trust (as defined below) out of monies held by such Trust (the “Guarantees” and collectively with the Common Stock, Preferred Stock, Debt Securities, Warrants, Stock Purchase Contracts and Stock Purchase Units, the “Offered Securities”), which may be issued under one or more agreements (each, a “Guarantee Agreement”) proposed to be entered into by the Company and an agent or agents to be named therein (each, a “Guarantee Agent”) and (b) by NTC Capital III, NTC Capital IV and NTC Capital V, each a Delaware business trust (each, a “Trust”), of preferred securities of such Trust (the “Trust Preferred Securities”), which may be issued pursuant to an Amended and Restated Declaration of Trust of each Trust (each, an “Amended Declaration”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In rendering the opinions stated herein, we have examined and relied upon the following:

(a) the Registration Statement;

(b) a copy of the Restated Certificate of Incorporation of the Company, as amended to the date hereof and currently in effect, certified by the Secretary of State of the State of Delaware (the “Certificate of Incorporation”);

(c) a copy of the By-laws of the Company, as amended to the date hereof and currently in effect, certified by the Secretary of the Company (the “By-laws”);

(d) the Indentures; and

(e) a copy of certain resolutions of the Board of Directors of the Company (the “Board of Directors”), adopted on July 19, 2011, relating to the registration of the Offered Securities and related matters, certified by the Secretary of the Company.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

Northern Trust Corporation

In our examination, we have assumed the legal capacity and competency of all natural persons, the genuineness of all signatures, including endorsements, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents or documents to be executed, we have assumed (i) that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and (ii) the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents, and the validity and binding effect thereof on such parties.

We have assumed that any supplemental indenture to the Indentures, each Warrant Agreement, Stock Purchase Contract, Stock Purchase Contract Agreement, Guarantee Agreement and Stock Purchase Unit Agreement will be duly authorized, executed and delivered by the applicable Trustee, Warrant Agent, Stock Purchase Contract Agent, Guarantee Agent or Stock Purchase Unit Agent, as the case may be, and that any Debt Securities, Warrants, Stock Purchase Units, Guarantees or Stock Purchase Contracts that may be issued will be manually authenticated, signed or countersigned, as the case may be, by duly authorized officers of the applicable Trustee, Warrant Agent, Stock Purchase Unit Agent, Guarantee Agent or Stock Purchase Contract Agent, as the case may be. In addition, we have assumed that the terms of the Offered Securities will have been established so as not to, and that the execution and delivery by the Company of, and the performance of its obligations under, the Indentures and any supplemental indenture thereto and the Offered Securities will not, violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company or any of its properties is subject, (ii) any law, rule, or regulation to which the Company or any of its properties is subject, (iii) any judicial or regulatory order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority. We have assumed that each choice of New York law to govern the Senior Indenture and any supplemental indentures thereto and Illinois law to govern the Junior Indenture and any supplemental indentures thereto is a valid and legal provision. We have also assumed that New York law will be chosen to govern the Warrant Agreements, Stock Purchase Contracts, Stock Purchase Contract Agreements, Stock Purchase Unit Agreements, Stock Purchase Units, Guarantee Agreements, Guarantees and the Warrants and that such choice in each case is a valid and legal provision. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

Northern Trust Corporation

We do not express any opinion with respect to the laws of any jurisdiction other than (i) the General Corporation Law of the State of Delaware, (ii) the laws of the State of New York and (iii) the laws of the State of Illinois and to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-Opined on Law on the opinions herein stated. The Offered Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

Based upon and subject to the foregoing and to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1. With respect to any shares of Common Stock offered by the Company pursuant to the Registration Statement (the “Offered Common Stock”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Common Stock has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations promulgated thereunder; (iii) if the Offered Common Stock is to be sold or otherwise distributed pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Common Stock has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and the appropriate officers of the Company have taken all necessary corporate action to approve the issuance, sale and terms of the Offered Common Stock and related matters; (v) the terms of the issuance and sale of the Offered Common Stock have been duly established and are in conformity with the Certificate of Incorporation and the By-laws so as not to violate any applicable law, the Certificate of Incorporation or the By-laws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (vi) if certificated, certificates in the form required under Delaware corporate law representing the shares of Offered Common Stock have been duly executed and countersigned; and (vii) the shares of Common Stock are registered in the Company’s share registry and delivered upon payment of the agreed-upon consideration therefor, the shares of Offered Common Stock, when issued and sold or otherwise distributed in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will be duly authorized and validly issued, and the shares of Offered Common Stock, when issued and sold or otherwise distributed in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will be fully paid and nonassessable, in each case provided that the consideration therefor is not less than $1.66-2/3 per share of Common Stock.

Northern Trust Corporation

2. With respect to the shares of any series of Preferred Stock offered by the Company pursuant to the Registration Statement (the “Offered Preferred Stock”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Preferred Stock has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations promulgated thereunder; (iii) if the Offered Preferred Stock is to be sold or otherwise distributed pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Preferred Stock has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance, sale and terms of the Offered Preferred Stock and related matters, including the adoption of a Certificate of Designation for the Offered Preferred Stock in accordance with the applicable provisions of Delaware corporate law (the “Certificate of Designation”); (v) the filing of the Certificate of Designation with the Secretary of State of the State of Delaware, in the form to be filed on a Current Report on Form 8-K or other applicable periodic report and as described in the Registration Statement or any prospectus supplement or term sheet relating thereto, has duly occurred; (vi) the terms of the Offered Preferred Stock and of their issuance and sale have been duly established and are in conformity with the Certificate of Incorporation, including the Certificate of Designation relating to the Offered Preferred Stock, and the By-laws so as not to violate any applicable law, the Certificate of Incorporation or the By-laws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (vii) if certificated, certificates in the form required under Delaware corporate law representing the shares of Offered Preferred Stock have been duly executed and countersigned; and (viii) the shares of Offered Preferred Stock are registered in the Company’s share registry and delivered upon payment of the agreed-upon consideration therefor, the shares of Offered Preferred Stock, when issued and sold or otherwise distributed in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will be duly authorized, validly issued, fully paid and nonassessable.

3. With respect to any series of Debt Securities offered by the Company pursuant to the Registration Statement (the “Offered Debt Securities”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act and the Indentures and any supplemental indenture related thereto have been qualified under the Trust Indenture Act of 1939, as amended; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Debt Securities has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations promulgated thereunder; (iii) if the Offered Debt Securities are to be sold or otherwise distributed pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the

Northern Trust Corporation

Offered Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Indentures and any supplemental indenture relating to the Offered Debt Securities have been duly authorized, executed and delivered by the Company and the other parties thereto; (v) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance, sale and terms of the Offered Debt Securities and related matters; (vi) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture and any supplemental indenture relating to such Offered Debt Securities so as not to violate any applicable law, the Certificate of Incorporation or the By-laws, or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vii) the Offered Debt Securities, in the form to be filed on a Current Report on Form 8-K or other applicable periodic report and as described in the Registration Statement or any prospectus supplement or term sheet relating thereto, have been duly executed and authenticated in accordance with the provisions of the applicable Indenture and any supplemental indenture relating to such Offered Debt Securities and delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Debt Securities, when issued and sold or otherwise distributed in accordance with the applicable Indenture and any supplemental indenture relating to such Offered Debt Securities and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (c) public policy considerations which may limit the rights of parties to obtain remedies.

4. With respect to any series of Warrants offered by the Company pursuant to the Registration Statement (the “Offered Warrants”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Warrants has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations promulgated thereunder; (iii) if the Offered Warrants are to be sold or otherwise distributed pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Warrants has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Warrants and the Offered Securities of the Company into which the Offered Warrants are exercisable and related matters; (v) a Warrant Agreement relating to the

Northern Trust Corporation

Offered Warrants has been duly authorized, executed and delivered by the Company and the other parties thereto; (vi) the terms of the Offered Warrants and of their issuance and sale have been duly established in conformity with the applicable Warrant Agreement so as not to violate any applicable law, the Certificate of Incorporation or the By-laws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (vii) the Offered Securities relating to such Offered Warrants have been authorized for issuance by the Company; (viii) the Debt Securities, if any, relating to such Offered Warrants have been duly executed and authenticated in accordance with the provisions of the applicable Indenture and any supplemental indenture, officers’ certificate or Board of Directors’ resolution to be entered into or adopted in connection therewith and for delivery to the purchasers thereof upon exercise of the Offered Warrants and payment of the agreed-upon consideration therefor; and (ix) the Offered Warrants have been duly executed, delivered, countersigned, issued and sold or otherwise distributed in accordance with the provisions of the applicable Warrant Agreement to be filed on a Current Report on Form 8-K or other applicable periodic report in the manner contemplated in the Registration Statement or any prospectus supplement or term sheet relating thereto, the Offered Warrants, when issued and sold in accordance with the applicable Warrant Agreement and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (c) public policy considerations which may limit the rights of parties to obtain remedies.

5. With respect to any Stock Purchase Contracts offered by the Company pursuant to the Registration Statement (the “Offered Stock Purchase Contracts”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement with respect to the Offered Stock Purchase Contracts has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Stock Purchase Contracts are to be sold or otherwise distributed pursuant to firm commitment underwritten offering, the underwriting agreement with respect to the Offered Stock Purchase Contracts has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Stock Purchase Contracts and the Offered Securities for which the Offered Stock Purchase Contracts may be settled and related matters; (v) the terms of the Offered Stock Purchase Contracts and of their issuance and sale have been duly established in conformity with the applicable Stock Purchase

Northern Trust Corporation

Contract Agreement so as not to violate any applicable law, the Certificate of Incorporation or the By-laws, or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (vi) any Common Stock or Preferred Stock included in such Offered Stock Purchase Contracts have been duly issued and paid for in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto, provided that the consideration for such Common Stock is not less than $1.66-2/3 per share; and (vii) the applicable Offered Stock Purchase Contracts, in the form to be filed on a Current Report on Form 8-K or other applicable periodic report and as described in the Registration Statement or any prospectus supplement relating thereto, have been duly executed, delivered, countersigned, issued and sold in accordance with the provisions of the applicable Stock Purchase Contract Agreement in the manner contemplated in the Registration Statement or any prospectus supplement relating thereto, the Offered Stock Purchase Contracts, when issued and sold in accordance with the applicable Stock Purchase Contract Agreement and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will be duly authorized and validly issued and will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) Section 160 of the Delaware General Corporation Law, (c) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (d) public policy considerations which may limit the rights of parties to obtain remedies.

6. With respect to any Stock Purchase Units offered by the Company pursuant to the Registration Statement (the “Offered Stock Purchase Units”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement with respect to the Offered Stock Purchase Units has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Stock Purchase Units are to be sold or otherwise distributed pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Stock Purchase Units has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Stock Purchase Units and the Offered Securities for which the Offered Stock Purchase Units may be settled and related matters; (v) the terms of the Offered Stock Purchase Units and the related Offered Stock Purchase Contracts and of their issuance and sale have been duly established in conformity with the applicable Stock Purchase Unit Agreement of which the Offered Stock Purchase Contracts are a component so as not to violate any applicable law, the Certificate of Incorporation or the By-laws, or result in a default under or breach of any agreement or

Northern Trust Corporation

instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (vi) any Stock Purchase Contracts, Debt Securities or debt obligations of third parties, including U.S. Treasury securities, the Common Stock or Preferred Stock relating to such Offered Stock Purchase Units have been duly authorized for issuance and issued and paid for in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto, provided that the consideration for such Common Stock is not less than $1.66-2/3 per share; and (vii) the Offered Stock Purchase Units, in the form to be filed on a Current Report on Form 8-K or other applicable periodic report, have been duly executed, delivered, countersigned, issued and sold or otherwise distributed in accordance with the provisions of the applicable Stock Purchase Unit Agreement in the manner contemplated in the Registration Statement or any prospectus supplement relating thereto, the Offered Stock Purchase Units, when issued and sold in accordance with the applicable Stock Purchase Contract Agreement, the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will be duly authorized and validly issued and will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) Section 160 of the Delaware General Corporation Law, (c) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (d) public policy considerations which may limit the rights of parties to obtain remedies.

7. With respect to the Guarantees to be offered pursuant to the Registration Statement (the “Offered Guarantees”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments) has become effective under the Act and the applicable Guarantee Agreement has been qualified under the Trust Indenture Act of 1939, as amended; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Guarantees has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) the Amended Declaration of the applicable Trust has been duly executed and delivered by the parties thereto; (iv) the terms of the applicable Trust Preferred Securities have been duly established in conformity with the applicable Amended Declaration and such Trust Preferred Securities have been duly executed and authenticated in accordance with the provisions of the applicable Amended Declaration and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor; (v) if the Offered Guarantees are to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Guarantees has been duly authorized, executed and delivered by the Company and the other parties thereto; and (vi) the terms of the Offered Guarantees and the issuance and sale thereof have been duly established in conformity with the applicable Guarantee Agreement and the Offered Guarantees have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Guarantee Agreement and duly issued and sold in the manner contemplated in

Northern Trust Corporation

the Registration Statement or any prospectus supplement or term sheet relating thereto, the Offered Guarantees, when issued and sold in accordance with the applicable Guarantee Agreement and Amended Declaration and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (c) public policy considerations which may limit the rights of parties to obtain remedies.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP